WELLS FARGO MASTER TRUST
INVESTMENT ADVISORY AGREEMENT

Schedule A

Master Trust Portfolios Advisory Fee

Disciplined Growth Portfolio
0.75
Equity Income Portfolio
0.75
Index Portfolio
0.15
International Equity Portfolio
1.00
Large Cap Appreciation Portfolio
0.70
Large Cap Value Portfolio
0.75
Large Company Growth Portfolio
0.75
Managed Fixed Income Portfolio
0.50
Small Cap Basic Value Portfolio
0.90
Small Cap Index Portfolio
0.25
Small Company Growth Portfolio
0.90
Small Company Value Portfolio
0.90
Stable Income Portfolio
0.50
Strategic Value Bond Portfolio
0.50
Tactical Maturity Bond Portfolio
0.50


Approved by Board of Trustees:  October 24, 2000, March 1, 2001,
May 8, 2001, November 27, 2001, May 7, 2002, August 6, 2002,
November 5, 2002 and May 6, 2003.

Most Recent Annual Approval Date:  August 6, 2002.


The foregoing fee schedule is agreed to as of May 6, 2003 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST
By:
C. David Messman
Secretary


WELLS FARGO FUNDS MANAGEMENT, LLC
By:
Andrew Owen
Senior Vice President